                                                                     EXHIBIT 3.1

                             CERTIFICATE OF MERGER
                                       OF
                            PREMIER BANCSHARES, INC.
                                      WITH
                          FIRST ALLIANCE BANCORP, INC.
            (to be known as First Alliance/Premier Bancshares, Inc.)


     Pursuant to the provisions of Section 14-2-1105 of the Georgia Business Corporation Code, First Alliance Bancorp, Inc., a corporation organized and existing under the laws of the State of Georgia ("First Alliance") hereby executes the following Certificate of Merger:

     1. Pursuant to an Agreement and Plan of Reorganization, dated as of January 30, 1996, as amended on April 29, 1996 (as so amended, the "Agreement"), at the effective time set forth in Section 7 of this Certificate of Merger, Premier Bancshares, Inc., a corporation organized and existing under the laws of the State of Georgia ("Premier") will merge with and into First Alliance (the "Merger").

     2. First Alliance will be the surviving corporation resulting from the Merger (the "Surviving Corporation") and will operate under the name:

                   "First Alliance/Premier Bancshares, Inc."

     3. First Alliance hereby amends Article 1 of its Articles of Incorporation by deleting Article 1 in its entirety and inserting in lieu thereof a new
Article 1 as follows:

   "The name of the Corporation is First Alliance/Premier Bancshares, Inc."

     4. The executed Agreement is on file at the principal place of business of First Alliance located at 63 Barrett Parkway, N.E., Marietta, Georgia 30066 and at the principal place of business of Premier located at 2180 Atlanta Plaza, 950 East Ferry Road, Atlanta, Georgia 30326. A copy of the Agreement will be furnished by either First Alliance or Premier, on request and without cost, to the shareholders of First Alliance and Premier.

     5. The Merger was duly approved by the shareholders of Premier at a special meeting of Premier shareholders held on August 15, 1996.

     6. The undersigned hereby certifies that the Surviving Corporation will deliver the request for publication of a notice relating to the filing of this Certificate of Merger, together with payment therefor, as required by Section 14-2-1105.1(b) of the Georgia Business Corporation Code.

     7.  The Merger shall be effective at 5:00 p.m. on August 31, 1996.

     IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed in its name by its duly authorized officers as of the 30th day of August, 1996.
----

ATTEST:                                 FIRST ALLIANCE BANCORP, INC.
                                        (to be known as First Alliance/Premier
                                             Bancshares, Inc.)


/s/ Frank H. Roach
-------------------------------
Frank H. Roach
Assistant Secretary                     By:/s/ J. Edward Mulkey, Jr.
                                           -------------------------
                                               J. Edward Mulkey, Jr.
      [CORPORATE SEAL]                         President

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                         FIRST ALLIANCE BANCORP, INC.


                                      1.

     The name of the Corporation is First Alliance Bancorp, Inc., and its registered office is located in Marietta, Georgia.

                                      2.

     The Corporation hereby amends Article 5 of its Articles of Incorporation (the "Articles") by deleting Article 5 in its entirety and inserting in lieu thereof a new Article 5 as follows:

                                      "5.

               (a) The Corporation shall have the authority to issue twenty million (20,000,000) shares of common stock (the "Common Stock"), $1.00 par value, and two million (2,000,000) shares of preferred stock (the "Preferred Stock").

               (b) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Georgia to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (i) The number of shares constituting that series and the distinctive designation of that series;

                    (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

                    (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                    (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                    (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

                    (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                    (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                    (viii) Any other relative rights, preferences and
                           limitations of that series."

                                      3.

     The amendment to Article 5 was duly approved by the shareholders on August 15, 1996 in accordance with the provisions of Code Section 14-2-1003 of the Georgia Business Corporation Code.



                   [Signatures Appear on the Following Page]

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its duly authorized officers, this 15th day of August, 1996.

                                    FIRST ALLIANCE BANCORP, INC.


                                    By:/s/ J. Edward Mulkey, Jr.
                                       ----------------------------------
                                       J. Edward Mulkey, Jr.
                                       President
ATTEST:


/s/ Frank H. Roach
---------------------------
Frank H. Roach
Assistant Secretary

[CORPORATE SEAL]

                             ARTICLES OF AMENDMENT
                                      TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                         FIRST ALLIANCE BANCORP, INC.


     1.   The name of the corporation is First Alliance Bancorp, Inc.

     2. The Articles of Incorporation of First Alliance Bancorp, Inc. are hereby amended by deleting Article 5 thereof in its entirety and substituting therefor the following:

                                      "5.

          "The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000, all of which shall be common shares of $1.00 par value per share."

All other provisions of the Articles of Incorporation shall remain in full force and effect.

     3. The foregoing amendment was approved by the Board of Directors of the corporation, without shareholder action, on March 12, 1996. Shareholder approval was not required pursuant to the provisions of Section 14-2-1002(5) of the Georgia Business Corporation Code.

     IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 3rd day of May, 1996.


                                FIRST ALLIANCE BANCORP, INC.



                                By:  /s/ J. Edward Mulkey, Jr.
                                   ---------------------------
                                        J. Edward Mulkey, Jr.
                                        President and Chief
                                        Executive Officer

                             ARTICLES OF AMENDMENT
                                      TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                         COMMEX FINANCIAL CORPORATION


     1. The name of the corporation is Commex Financial Corporation. The Corporation was incorporated on April 22, 1988.

     2. The Articles of Incorporation of Commex Financial Corporation are amended by deleting Article 5 thereof in its entirety and substituting therefor the following:

          "The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000, all of which shall be common shares of $5.00 par value per share."

All other provisions of the Articles of Incorporation shall remain in full force and effect.

     3. The foregoing amendment was adopted by resolution of the Board of Directors of the corporation at a meeting held on May 21, 1991 and was duly approved by the shareholders of the corporation on June 18, 1991 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

     IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be executed by its duly authorized officers this 15th day of January, 1992.


                              COMMEX FINANCIAL CORPORATION



                              By:  /s/ Clyde A. McArthur
                                  ---------------------------------
                                    Clyde A. McArthur
                                    Vice President and Chief
                                    Financial Officer

[CORPORATE SEAL]
ATTEST:


By: /s/ Priscilla Gamwell
   ----------------------
     Priscilla Gamwell
     Secretary

                             ARTICLES OF AMENDMENT
                                      TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                         COMMEX FINANCIAL CORPORATION


     1. The name of the corporation is Commex Financial Corporation. The Corporation was incorporated on April 22, 1988.

     2. The Articles of Incorporation of Commex Financial Corporation are amended by deleting Article 1 thereof in its entirety and substituting therefor the following:

          "The name of the corporation is First Alliance Bancorp, Inc."

All other provisions of the Articles of Incorporation shall remain in full force and effect.

     3. The foregoing amendment was adopted by resolution of the Board of Directors of the corporation at a meeting held on May 21, 1991. Pursuant to
Section 14-2-1002(6) of the Georgia Business Corporation Code, shareholder approval was not required to adopt this amendment.

     IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be executed by its duly authorized officers this 15th day of January, 1992.


                              COMMEX FINANCIAL CORPORATION



                              By:  /s/ Clyde A. McArthur
                                  ---------------------------------
                                    Clyde A. McArthur
                                    Vice President and Chief
                                    Financial Officer


[CORPORATE SEAL]
ATTEST:


By: /s/ Priscilla Gamwell
   ----------------------
     Priscilla Gamwell
     Secretary

                           ARTICLES OF INCORPORATION
                                      OF
                         COMMEX FINANCIAL CORPORATION


                                      1.

     The name of the Corporation is COMMEX FINANCIAL CORPORATION.

                                      2.

     The Corporation is organized pursuant to the Georgia Business Corporation Code.

                                      3.

     The Corporation shall have perpetual duration.

                                      4.

     The purposes for which the Corporation is organized are to conduct any businesses and engage in any activities not specifically prohibited to corporations for profit under the laws of the State of Georgia, and the Corporation shall have all powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the Georgia Business Corporation Code or any amendment thereto.

                                      5.

     The aggregate number of shares which the Corporation shall have authority to issue is 1,000,000, all of which shall be common shares of $5.00 par value per share.

                                      6.

     Shares of the Corporation may be issued by the Corporation for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

                                      7.

     No shareholders shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Corporation.

                                      8.

     Subject to the provisions of Section 14-2-91 of the Georgia Business Corporation Code, the Board of Directors shall have the power to distribute a portion of the assets of the Corporation, in cash or in property, to holders of shares of the Corporation out of the capital surplus of the Corporation.

                                      9.
     The initial Board of Directors of the Corporation shall consist of the following members, whose names and addresses are:

     Henry P. Bradford                       Charles E. Holmes
     3701 Frey Lake Road NW                  4960 Burnt Hickory Road
     Kennesaw, GA  30144                     Kennesaw, GA  30144

     James L. Coxwell                        James L. Newsome
     P. O. Box 692                           3830 Stylesboro Road NW
     Acworth, GA 30101                       Kennesaw, GA  30144

     Robert E. Flournoy, III                 J. O. Stephenson
     356 Redwood Drive                       2060 Pine Hill Circle
     Marietta, GA  30101                     Kennesaw, GA  30144

     Jams E. Freeman                         E. W. Teague
     483 Kingswood Drive                     4640 Due West Road
     Marietta, GA  30064                     Kennesaw, GA  30144


                                      10.

     The Corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its share out of its unreserved and unrestricted capital surplus available therefor as well as out of its unreserved and unrestricted earned surplus available therefor.

                                      11.

     The address of the initial registered office of the Corporation shall be located at 2760 Cobb Parkway, Kennesaw, Cobb County, Georgia 30144, Attention:
Mr. Robert E. Flournoy, III, registered agent of the Corporation.

                                      12.

     The Corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of its shares.

                                      13.

     The name and address of the Incorporator is Robert E. Flournoy, III, 236 Washington Avenue, Marietta, Georgia 30061.

                                      14.

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for a breach of duty or care or other duty as a director, provided that this elimination of liability shall not eliminate or limit the liability of a director (i) for an appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-154 of the Georgia Business Corporation Code or (iv) for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 30th day of March, 1988.



                                        /s/ Robert E. Flournoy, III
                                        -----------------------------------
                                        Incorporator



                                      -3-